UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): On or about September 1, 2009


                                 Propalms, Inc.
                  ---------------------------------------------
                  Exact Name of Registrant Specified in Charter


          Nevada                   000-52980             22-3351399
----------------------------      ------------       -------------------
(State or Other Jurisdiction      (Commission          (IRS Employer
      of Incorporation)           File Number)       Identification No.)


                 Unit 4, Park Farm Courtyard, Easthorpe, Malton,
                     N. Yorkshire, United Kingdom Y017 6QX
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code: 011-44-1653-696060


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In February 2009, the Company issued 15,000 shares of Series C Convertible Preferred Stock, 5,000 shares each to Messrs. Owen Dukes, Robert Zysblat, officers of the Company, and to Big Apple Consulting, a former consultant of the Company, as part of a termination arrangement. The Preferred Shares are convertible at the rate of 100 shares of Common Stock for each share of Preferred.

On August 11, 2009, Big Apple converted its 5,000 shares of Series C Convertible Preferred Stock into 5,000,000 shares of Common Stock.

On September 4, 2009, the Company amended its Certificate of Incorporation to increase the number of common shares it is authorized to issue from 500,000,000 to 950,000,000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ProPalms, Inc.

Dated: September 15, 2009              /s/ Robert Zysblat
                                       -----------------------------------------
                                       Robert Zysblat, CEO and CFO